4th Quarter 2022 Earnings Presentation January 26, 2023 1

3 Subtitle Copy Sandy Spring Bancorp’s forward-looking statements are subject to the following principal risks and uncertainties: risks, uncertainties and other factors relating to the COVID-19 pandemic, including the effect of the pandemic on our borrowers and their ability to make payments on their obligations, the effectiveness of vaccination programs, and the effect of remedial actions and stimulus measures adopted by federal, state and local governments; general economic conditions and trends, either nationally or locally; conditions in the securities markets; changes in interest rates; changes in deposit flows, and in the demand for deposit, loan, and investment products and other financial services; changes in real estate values; changes in the quality or composition of the Company’s loan or investment portfolios; changes in competitive pressures among financial institutions or from non-financial institutions; the Company’s ability to retain key members of management; changes in legislation, regulations, and policies; the possibility that any of the anticipated benefits of acquisitions will not be realized or will not be realized within the expected time period; and a variety of other matters which, by their nature, are subject to significant uncertainties. Sandy Spring Bancorp provides greater detail regarding some of these factors in its Form 10-K for the year ended December 31, 2021, including in the Risk Factors section of that report, and in its other SEC reports. Sandy Spring Bancorp’s forward-looking statements may also be subject to other risks and uncertainties, including those that it may discuss in its filings with the SEC, accessible on the SEC’s Web site at www.sec.gov. Forward Looking Statements 2

5 Subtitle Copy 3 Quarterly Highlights Source: Company documents 1) Non-GAAP financial measure; see reconciliation to most directly comparable GAAP measure in “Appendix – Reconciliation of non-GAAP Financial Measures” 2) Excludes merger, acquisition and disposal expense, amortization of intangible assets, loss on FHLB redemption, contingent payment expense, gain on disposal of assets and investment securities gains (losses) Profitability • Net income was $34.0 million ($0.76 per diluted common share) compared to net income of $45.4 million ($0.99 per diluted common share) for the prior year quarter, and $33.6 million ($0.75 per diluted common share) for the previous quarter. • Core earnings(1)(2) were $35.3 million ($0.79 per diluted common share) compared to core earnings of $46.6 million ($1.02 per diluted common share) for the prior year quarter, and $35.7 million ($0.80 per diluted common share) for the previous quarter. • GAAP efficiency ratio was 53.23% compared to 51.75% for the prior year quarter, and 50.66% for the previous quarter . The non- GAAP efficiency ratio(1)(2) was 51.46% compared to 50.17% for the prior year quarter, and 48.18% for the previous quarter. Income Statement • Net interest margin of 3.26%, compared to 3.51% for the same quarter of 2021, and 3.53% for the previous quarter. Pre-tax pre- provision net income(1) was $56.6 million compared to $61.7 million for the prior year quarter. • Provision for credit losses was $10.8 million compared to the prior year quarter’s provision of $1.6 million. • Non-interest income decreased by 37% or $8.2 million compared to the prior year quarter. • Non-interest expense decreased $1.8 million or 3% compared to the prior year quarter. Balance Sheet • Total assets were $13.8 billion, a 10% increase compared to $12.6 billion at December 31, 2021. Excluding PPP balances, total assets grew 11% year-over-year. • Total loans, excluding PPP loans, increased 16% to $11.4 billion compared to $9.8 billion at December 31, 2021. Total commercial loans, excluding PPP loans, grew by $1.2 billion or 15% during the previous twelve months. • Year-over-year deposits grew 3%. Noninterest-bearing deposits declined 3% and interest-bearing deposits grew 6%. Asset Quality • Non-performing loans to total loans was 0.35% compared to 0.49% at December 31, 2021, and 0.40% at September 30, 2022. Non- performing loans totaled $39.4 million, compared to $48.8 million at December 31, 2021, and $44.5 million at September 30, 2022. Capital • Risk-based capital ratio of 14.20%, a common equity tier 1 risk-based capital ratio of 10.23%, a tier 1 risk-based capital ratio of 10.23%, and a tier 1 leverage ratio of 9.33%.

7 Subtitle Copy 4th Quarter 2022 Financial Performance 4

9 Subtitle Copy Profitability 5

10 Subtitle Copy Profitability Trends Diluted EPS f Source: Company documents 1) Non-GAAP financial measure; see reconciliation to most directly comparable GAAP measure in “Appendix – Reconciliation of non-GAAP Financial Measures” 6 Return on Average Assets Return on Average Common Equity Diluted Core EPS(1) $0.99 $0.96 $1.21 $0.75 $0.76 4Q 2021 1Q 2022 2Q 2022 3Q 2022 4Q 2022 $1.02 $0.99 $0.98 $0.80 $0.79 4Q 2021 1Q 2022 2Q 2022 3Q 2022 4Q 2022 1.41% 1.42% 1.69% 0.99% 0.98% 4Q 2021 1Q 2022 2Q 2022 3Q 2022 4Q 2022 11.87% 11.83% 14.97% 8.96% 9.23% 4Q 2021 1Q 2022 2Q 2022 3Q 2022 4Q 2022

11 Subtitle Copy Profitability Trends Net Income Provision (Credit) for Credit Losses Pre-Tax Pre-Provision Net Revenue(1) 7Source: Company documents 1) Net Interest Income plus Non-interest Income less Non-interest Expense • Primary driver of the decline in net income from 4Q 2021 to 4Q 2022 was the provision for credit losses and the decrease in non-interest income. Non-interest expense was lower than the prior year period. • 4Q 2022 non-interest income decreased compared to 4Q 2021 as a result of lower mortgage banking income, the decline in insurance commission income as a result of the disposition of the Company's insurance business, lower wealth income due to market conditions and lower bankcard fees resulting from the implementation of applicable regulations. (Dollars in millions) $45.4 $43.9 $54.8 $33.6 $34.0 4Q 2021 1Q 2022 2Q 2022 3Q 2022 4Q 2022 (Dollars in millions) $61.7 $59.9 $76.2 $64.1 $56.6 4Q 2021 1Q 2022 2Q 2022 3Q 2022 4Q 2022 (Dollars in millions) $1.6 $1.6 $3.0 $18.9 $10.8 4Q 2021 1Q 2022 2Q 2022 3Q 2022 4Q 2022

12 Subtitle Copy Income Statement 8

Net Interest Income



Net Interest Income & Net Interest Margin
(Dollars in thousands)
$115,000
$110,000
$105,000
$100,000
$95,000
$90,000
$85,000
$80,000
4.00%
3.80%
3.60%
3.40%
3.20%
3.00%
$105,268
$101,451
$105,950
$112,960
$106,643
3.51%
3.49%
3.49%
3.53%
3.26%
4Q 2021
1Q 2022
2Q 2022
3Q 2022
4Q 2022
Net Interest Income
Net Interest Margin

- The net interest margin for 4Q 2022 was 3.26% as compared to 3.51% for 4Q 2021, as the yield on interest-earning assets rose 76 basis points and was offset by the 159 basis point rise in the rate paid on interest-bearing liabilities.
- Net interest margin, excluding the effects of amortization of the fair value marks derived from acquisitions and interest and fees from PPP loans was 3.26% for the current quarter compared to 3.31% for 4Q 2021.
- The increase in net interest income for 4Q 2022 compared to the same quarter of the prior year was higher interest income from all commercial loan categories and, to a lesser degree, increases in residential mortgage loans, consumer loans and investment securities income partially offset by a $9.1 million decline in interest on PPP loans. The increase in interest expense was driven by the increased cost of interest-bearing deposits, primarily time and money market deposits, and the increase in the cost and amount of borrowings.

Source: Company documents

9

Average Balance Sheet Source: Company documents 10 Average Loans Average Deposits Average Investments Average Borrowings (Dollars in millions) $9,609 $9,965 $10,384 $10,933 $11,256 4.30% 4.06% 4.12% 4.42% 4.78% Average Loans Yield on Average Loans (Gross) 4Q 2021 1Q 2022 2Q 2022 3Q 2022 4Q 2022 $8,000 $9,000 $10,000 $11,000 (Dollars in millions) $1,535 $1,618 $1,686 $1,734 $1,717 1.65% 1.65% 1.83% 1.99% 2.11% Average Investments Yield on Average Investments 4Q 2021 1Q 2022 2Q 2022 3Q 2022 4Q 2022 $0 $500 $1,000 $1,500 $2,000 (Dollars in millions) $10,831 $10,542 $10,829 $10,741 $11,026 0.13% 0.10% 0.09% 0.35% 1.02% Average Deposits Yield on Average Deposits 4Q 2021 1Q 2022 2Q 2022 3Q 2022 4Q 2022 $10,000 $10,250 $10,500 $10,750 $11,000 (Dollars in millions) $318 $380 $550 $1,147 $1,118 2.48% 2.44% 3.04% 2.76% 3.68% Average Borrowings Yield on Average Borrowings 4Q 2021 1Q 2022 2Q 2022 3Q 2022 4Q 2022 $— $300 $600 $900 $1,200

Source: Company documents 1) YTD December 31, 2022 Revenue Composition Revenue Composition (1) Non-interest Income 11 • Non-interest income for the current quarter decreased by 37% or $8.2 million compared to the prior year quarter as a result of a decline in insurance commission income due to the disposition of the Company's insurance business during the second quarter of 2022, reduced bankcard income due to regulatory restrictions on fee recognition, a decline in income from mortgage banking activities reflecting the impact of the economic environment and lower wealth income driven by market performance compared to the prior year quarter. In addition, in order to improve future interest yields, $0.4 million in losses were taken on the sales of investment securities during the quarter. Wealth Management 58% Mortgage Banking 5% Services Charges on Deposits 17% Other 11% Bank Card Revenue 3% BOLI Income 6% (Dollars in thousands) $ Change vs 4Q 2022 3Q 2022 4Q 2021 Investment Securities Gains/ Losses $ (393) $ (395) $ (427) Gain on Disposal of Assets — 183 — Service Charges on Deposits 2,419 (172) 114 Mortgage Banking 783 (783) (2,839) Wealth Management 8,472 (395) (1,126) Insurance Agency Commissions — — (1,332) BOLI Income 950 257 131 Bank Card Revenue 463 25 (1,355) Other Income 1,603 (1,305) (1,405) Non-interest Income $ 14,297 $ (2,585) $ (8,239) Total: $14.3 Million

Non-interest Expense

Non-interest Expense

(Dollars in thousands)		$ Change vs	
	4Q 2022	3Q 2022	4Q 2021
Salaries and Employee Benefits	$ 39,455	$ (671)	$ (2,080)
Occupancy	4,728	(31)	(965)
Equipment	3,859	34	432
Marketing	1,354	(16)	264
Outside Data Services	2,707	198	584
FDIC Insurance	1,462	194	471
Amortization of Intangible Assets	1,408	(24)	(201)
Merger, Aquisition and Disposal	—	(1)	—
Professional Fees and Services	2,573	366	192
Other Expense	6,829	(1,454)	(463)
Non-interest Expense	$ 64,375	$ (1,405)	$ (1,766)

Efficiency Ratio (%)



54.00%
52.00%
50.00%
48.00%
46.00%
44.00%
51.75%
50.17%
50.92%
49.34%
49.79%
46.03%
50.66%
48.18%
53.23%
51.46%
4Q 2021
1Q 2022
2Q 2022
3Q 2022
4Q 2022
Efficiency Ratio - Non-GAAP basis (1)
Efficiency Ratio - GAAP basis

- Non-interest expense for the current quarter decreased $1.8 million or 3% compared to the prior year quarter as a result of a decline in compensation and benefits costs, occupancy expense and other non-interest expenses. The compensation decrease was primarily due to a decrease in commission and incentive payments as well as reduced pension and health insurance costs. Occupancy expense declined $1.0 million due to lower depreciation and rental expense. The impact of these lower expenses was offset by operating cost increases in equipment, marketing, outside data services, FDIC insurance and professional fees and services.

- The increase in the GAAP efficiency ratio compared to the prior year quarter was primarily the result the 5% decrease in GAAP revenue compared to the 3% decrease in GAAP non-interest expense. The increase in the current non-GAAP efficiency ratio compared to the prior year quarter was primarily due to a 5% decline in non-GAAP revenue, driven chiefly by a decrease in non-GAAP non-interest income, while non-GAAP expenses declined 2%.

Source: Company documents
1) Non-GAAP financial measure; see reconciliation to most directly comparable GAAP measure in "Appendix – Reconciliation of non-GAAP Financial Measures"

12

Balance Sheet 13

Balance Sheet Trends Total Assets Loans Held for Investment Total Deposits 14Source: Company documents (Dollars in millions) $12,591 $12,967 $13,303 $13,766 $13,833 4Q 2021 1Q 2022 2Q 2022 3Q 2022 4Q 2022 $12,000 $12,500 $13,000 $13,500 $14,000 (Dollars in millions) 10,625 $10,853 $10,969 $10,749 $10,953 4Q 2021 1Q 2022 2Q 2022 3Q 2022 4Q 2022 9,000 10,000 11,000 12,000 (Dollars in millions) $9,967 $10,144 $10,786 $11,219 $11,397 $9,784 $10,069 $10,763 $11,205 $11,384$183 $76 $23 $14 $13 Loans HFI PPP 4Q 2021 1Q 2022 2Q 2022 3Q 2022 4Q 2022 $9,000 $10,000 $11,000 $12,000

Deposit Portfolio Deposit Composition (1) 15 Deposit Growth • Year-over-year deposits increased 3%. Interest bearing deposits grew 6% offset by a 3% decrease in noninterest-bearing deposits. During the period, time deposits increased 64% driven by brokered deposits while money market accounts decreased 6%, savings decreased 4% and interest-bearing demand declined 11%. Excluding the impact of the increase in brokered deposits, total deposits decreased 4%. • #1 deposit market share for community banks in combined Washington, D.C. & Baltimore MSAs. Source: Company documents and S&P Global Market Intelligence 1) At September 30, 2022 Noninterest Bearing Deposits, 35% MMDA & Other Savings, 36% Interest Bearing Demand, 13% Time Deposits, 11% Brokered Time Deposits, 5% $11.0 Billion (Dollars in millions) $ Change vs 4Q 2022 3Q 2022 4Q 2021 Noninterest Bearing Deposits $ 3,673 $ (320) $ (107) MMDA & Other Savings 3,726 16 (224) Interest Bearing Demand 1,435 72 (170) Time Deposits 1,199 51 5 Brokered Time Deposits 920 385 823 Total Deposits $ 10,953 $ 204 $ 327

Loan Portfolio, Asset Quality & Reserves (CECL) 16

Source: Company documents 1) At December 31, 2022; Amounts include PPP loans and net deferred fees/costs in C&I Loan Portfolio Loan Composition(1) 17 Net Loan Change (1) Investor Real Estate 45% Owner- Occupied Real Estate 16% AD&C 9% C&I 13% Residential Mortgage 11% Residential Construction 2% Consumer 4% Total: $11.4 Billion (Dollars in millions) $ Change vs 4Q 2022 3Q 2022 4Q 2021 Investor Real Estate $ 5,130 $ 63 $ 989 Owner-Occupied Real Estate 1,775 31 84 AD&C 1,090 (54) 2 C&I 1,456 62 (26) Residential Mortgage 1,288 70 350 Residential Construction 225 (4) 27 Consumer 433 10 3 Total Loans $ 11,397 $ 178 $ 1,429 • Total loans, excluding PPP loans, grew by 16% to $11.4 billion at December 31, 2022, compared to $9.8 billion the prior year quarter. PPP loans are in the C&I category, excluding PPP loans all loan categories grew year over year. Total commercial loans, excluding PPP loans, grew $1.2 billion or 15% during the past twelve months. During this period, new commercial gross loan production of $3.9 billion, of which $2.5 billion was funded, more than offset the $1.2 billion in non-PPP commercial loan run-off. • The growth in the commercial portfolio, excluding PPP loans, occurred in all commercial portfolios led by the $1.0 billion or 24% growth in the investor owned commercial portfolio. Year-over-year the total residential mortgage loan portfolio grew 37%, as a greater number of conventional 1-4 family mortgages and one- year arm loans were retained to grow the portfolio.

Current Expected Credit Losses – Loans 18 ACL/Total Loans • $136.2 million ACL or 1.20% of loan balances and 346% of non-performing loans for December 31, 2022. • Provision of $10.8 million for the current quarter is a reflection of a provision of $7.9 million directly attributable to the funded loan portfolio and the impact of forecasted economic metrics coupled with the increased probability of a recession. A provision charge for unfunded loan commitments is the remaining $2.9 million. • Utilized December Moody’s baseline forecast in quantitative model. ACL by Loan Type Source: Company documents (Dollars in thousands) $109,145 $110,588 $113,670 $128,268 $136,242 1.10% 1.09% 1.05% 1.14% 1.20% Total ACL ACL/Total Loans 4Q 2021 1Q 2022 2Q 2022 3Q 2022 4Q 2022 $95,000 $100,000 $105,000 $110,000 $115,000 $120,000 $125,000 $130,000 —% 0.50% 1.00% 1.50% (Dollars in thousands) 4Q 2021 1Q 2022 2Q 2022 3Q 2022 4Q 2022 Investor Real Estate $ 45,289 $ 50,813 $ 56,794 $ 64,169 $ 64,737 Owner-Occupied Real Estate 11,687 10,860 10,784 11,099 11,646 Commercial AD&C 20,322 18,459 13,383 16,847 18,646 Commercial Business 23,170 21,771 22,238 24,826 28,027 Total Commercial 100,468 101,903 103,199 116,941 123,056 Residential Mortgage 5,384 5,722 7,254 8,063 9,424 Residential Construction 1,048 889 1,141 1,226 1,337 Consumer 2,245 2,074 2,076 2,038 2,425 Total Residential and Consumer 8,677 8,685 10,471 11,327 13,186 Allowance for Credit Losses $ 109,145 $ 110,588 $ 113,670 $ 128,268 $ 136,242

Allowance for Credit Losses - Loans: 4Q 2022 Change 19 • Increase in 4Q 2022 ACL was mainly due to the impact of forecasted economic factors and an increase in the probability of an economic recession rather than a change in the underlying credit quality of the loan portfolio. Source: Company documents (Dollars in millions) $128.3 $1.8 $6.1 $4.1 $(4.3) $0.2 $136.2 ACL Change in portfolio balances and mix Change in economic forecast Change in qualitative adjustments Annual recalibration of models Other, net ACL 12/31/229/30/22

Source: Company documents . Strong Credit Culture and Performance Nonperforming Assets / Assets Annualized Net Charge-Offs (Recoveries) / Average Loans Nonperforming Loans / Loans Reserves / Loans HFI 20 0.40% 0.37% 0.33% 0.33% 0.29% 4Q 2021 1Q 2022 2Q 2022 3Q 2022 4Q 2022 —% 0.25% 0.50% 0.75% 1.00% 0.01% 0.01% —% (0.02)% 0.00% 4Q 2021 1Q 2022 2Q 2022 3Q 2022 4Q 2022 (0.25)% —% 0.25% 0.50% 0.49% 0.46% 0.40% 0.40% 0.35% 4Q 2021 1Q 2022 2Q 2022 3Q 2022 4Q 2022 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% 1.10% 1.09% 1.05% 1.14% 1.20% 4Q 2021 1Q 2022 2Q 2022 3Q 2022 4Q 2022 1.00% 1.10% 1.20% 1.30%

Capital 21

Capital Ratios Tier 1 Common Equity Ratio 22 Tier 1 Capital Ratio Tangible Common Equity Ratio (1)Total Capital Ratio Source: Company documents 1) Non-GAAP financial measure; see reconciliation to most directly comparable GAAP measure in “Appendix – Reconciliation of non-GAAP Financial Measures” 11.91% 10.78% 10.42% 10.18% 10.23% 7.00% 7.00% 7.00% 7.00% 7.00% TIER 1 COMMON WELL CAPITALIZED 4Q 2021 1Q 2022 2Q 2022 3Q 2022 4Q 2022 4.00% 6.00% 8.00% 10.00% 12.00% 14.00% 11.91% 10.78% 10.42% 10.18% 10.23% 8.50% 8.50% 8.50% 8.50% 8.50% TIER 1 COMMON WELL CAPITALIZED 4Q 2021 1Q 2022 2Q 2022 3Q 2022 4Q 2022 4.00% 6.00% 8.00% 10.00% 12.00% 14.00% 14.59% 15.02% 14.46% 14.15% 14.20% 10.50% 10.50% 10.50% 10.50% 10.50% TOTAL CAPITAL WELL CAPITALIZED 4Q 2021 1Q 2022 2Q 2022 3Q 2022 4Q 2022 6.00% 8.00% 10.00% 12.00% 14.00% 16.00% 9.21% 8.70% 8.45% 7.98% 8.18% 2.00% 2.00% 2.00% 2.00% 2.00% TCE WELL CAPITALIZED 4Q 2021 1Q 2022 2Q 2022 3Q 2022 4Q 2022 0.00% 5.00% 10.00%

Source: Company documents 1) Based on December 30, 2022 SASR closing share price of $35.23 2) Non-GAAP financial measure; see reconciliation to most directly comparable GAAP measure in “Appendix – Reconciliation of non-GAAP Financial Measures” Capital Strategy Tangible Book Value Per Share (2) 23 • Quarterly dividend currently $0.34 per share. 3.86% (1) annualized dividend yield. • 45% of 4Q 2022 earnings returned to shareholders through common dividends. • During 2Q 2022, the Company repurchased 625,710 shares of its common stock for $25.0 million at an average price of $39.93 per share. No shares were purchased during 3Q 2022 or 4Q 2022. $24.90 $24.23 $24.45 $23.90 $24.64 4Q 2021 1Q 2022 2Q 2022 3Q 2022 4Q 2022

Appendix 24

Non-GAAP Reconciliation This presentation contains financial information and performance measures determined by methods other than in accordance with generally accepted accounting principles in the United States (“GAAP”). Sandy Spring Bancorp’s management believes that the supplemental non-GAAP information provides a better comparison of period-to-period operating performance. Additionally, Sandy Spring Bancorp believes this information is utilized by regulators and market analysts to evaluate a company’s financial condition and, therefore, such information is useful to investors. Non-GAAP measures used in this presentation consist of the following: • efficiency ratio • tangible common equity • core earnings Efficiency Ratio. Management views the GAAP efficiency ratio as an important financial measure of expense performance and cost management. The ratio expresses the level of non-interest expenses as a percentage of total revenue (net interest income plus total non-interest income). Lower ratios indicate improved productivity. In general, the efficiency ratio is non-interest expenses as a percentage of net interest income plus non-interest income. Non- interest expenses used in the calculation of the non-GAAP efficiency ratio excludes intangible asset amortization, loss on FHLB redemption, contingent payment expense, and merger, acquisition, and disposal expense from non-interest expense, and securities gains and gain on asset sales from non-interest income and adds the tax- equivalent adjustment to net interest income. The measure is different from the GAAP efficiency ratio, which also is presented in this document. The GAAP measure is calculated using non-interest expense and income amounts as shown on the face of the Consolidated Statements of Income. The GAAP and non-GAAP efficiency ratios are reconciled and provided in the following table. Tangible Common Equity. Tangible equity, tangible assets and tangible book value per share are non-GAAP financial measures calculated using GAAP amounts. Tangible common equity and tangible assets exclude the balances of goodwill and other intangible assets from stockholder’s equity and total assets, respectively. Management believes that this non-GAAP financial measure provides information to investors that may be useful in understanding our financial condition. Because not all companies use the same calculation of tangible equity and tangible assets, this presentation may not be comparable to other similarly titled measures calculated by other companies. Core Earnings. Core earnings is a non-GAAP financial measure calculated using GAAP amounts. Core earnings reflect net income for the period exclusive of merger, acquisition and disposal expense, amortization of intangible assets, loss on FHLB redemption, contingent payment expense, investment securities gains,and gain on asset sales, in each case net of tax. Management believes that this non-GAAP financial measure provides helpful information to investors in understanding the Company’s core operating earnings and provides a better comparison of period-to-period operating performance of the Company. 25

Reconciliation of Non-GAAP Financial Measures-QTD

(Dollars in thousands)	4Q 2021	1Q 2022	2Q 2022	3Q 2022	4Q 2022
Pre-tax pre-provision income (Non-GAAP)					
Pre-tax pre-provision income:	$ 45,404	$ 43,935	$ 54,800	$ 33,584	$ 33,980
Net income					
Plus/(less) non-GAAP adjustments:					
Income taxes	14,674	14,329	18,358	11,588	11,784
Provision for credit losses	1,585	1,635	3,046	18,890	10,801
Pre-tax pre-provision net income	$ 61,663	$ 59,899	$ 76,204	$ 64,062	$ 56,565
Efficiency ratio - GAAP basis					
Non-interest expenses	$ 66,141	$ 62,147	$ 64,991	$ 65,780	$ 64,375
Net interest income plus non-interest income	127,804	122,046	141,195	129,842	120,940
Efficiency ratio - GAAP basis	51.75 %	50.92 %	46.03 %	50.66 %	53.23 %
Efficiency ratio - Non-GAAP basis					
Non-interest expenses	$ 66,141	$ 62,147	$ 64,991	$ 65,780	$ 64,375
Less non-GAAP adjustments:					
Amortization of intangible assets	1,609	1,508	1,466	1,432	1,408
Merger, acquisition and disposal expense	—	—	1,067	1	—
Contingent payment expense	—	—	—	1,247	—
Non-interest expenses - as adjusted	$ 64,532	$ 60,639	$ 62,458	$ 63,100	$ 62,967
Net interest income plus non-interest income	$ 127,804	$ 122,046	$ 141,195	$ 129,842	$ 120,940
Plus non-GAAP adjustment:					
Tax-equivalent income	862	866	992	951	1,032
Less non-GAAP adjustments:					
Investment securities gains/(losses)	34	8	38	2	(393)
Gain/(loss) on disposal of assets	—	—	16,699	(183)	—
Net interest income plus non-interest income - as adjusted	$ 128,632	$ 122,904	$ 125,450	$ 130,974	$ 122,365
Efficiency ratio - Non-GAAP basis	50.17 %	49.34 %	49.79 %	48.18 %	51.46 %

Source: Company documents

26

Tangible Common Equity-QTD Source: Company documents 27 (Dollars in thousands except per share data) 4Q 2021 1Q 2022 2Q 2022 3Q 2022 4Q 2022 Tangible common equity ratio: Total stockholders' equity $ 1,519,679 $ 1,488,910 $ 1,477,169 $ 1,451,862 $ 1,483,768 Goodwill (370,223) (370,223) (363,436) (363,436) (363,436) Other intangible assets, net (25,920) (24,412) (22,694) (21,262) (19,855) Tangible common equity $ 1,123,536 $ 1,094,275 $ 1,091,039 $ 1,067,164 $ 1,100,477 Total assets $ 12,590,726 $ 12,967,416 $ 13,303,009 $ 13,765,597 $ 13,833,119 Goodwill (370,223) (370,223) (363,436) (363,436) (363,436) Other intangible assets, net (25,920) (24,412) (22,694) (21,262) (19,855) Tangible assets $ 12,194,583 $ 12,572,781 $ 12,916,879 $ 13,380,899 $ 13,449,828 Common shares outstanding 45,118,930 45,162,908 44,629,697 44,644,269 44,657,054 Tangible common equity ratio 9.21% 8.70% 8.45% 7.98% 8.18 % Book value per common share $ 33.68 $ 32.97 $ 33.10 $ 32.52 $ 33.23 Tangible book value per common share $ 24.90 $ 24.23 $ 24.45 $ 23.90 $ 24.64

Core Earnings-QTD Source Company documents 28 (Dollars in thousands except per share data) 4Q 2021 1Q 2022 2Q 2022 3Q 2022 4Q 2022 Core Earnings: Net income(GAAP) $ 45,404 $ 43,935 $ 54,800 $ 33,584 $ 33,980 Plus/(less) non-GAAP adjustments (net of tax): Merger, acquisition and disposal expense — — 793 — — Amortization of intangible assets 1,197 1,121 1,090 1,076 1,049 (Gain)/loss on disposal of assets — — (12,417) 108 — Investment securities gains/(losses) (26) (6) (28) (2) 293 Contingent payment expense — — — 929 — Core earnings (non-GAAP) $ 46,575 $ 45,050 $ 44,238 $ 35,695 $ 35,322 Core return on average assets (non-GAAP) Average assets (GAAP) $12,791,526 $12,576,089 $12,991,692 $13,521,595 $13,769,472 Return on average assets (GAAP) 1.41% 1.42% 1.69% 0.99% 0.98 % Core return on average assets (non-GAAP) 1.44% 1.45% 1.37% 1.05% 1.02 % Weighted average common shares outstanding - diluted (GAAP) 45,655,924 45,333,292 45,111,693 44,780,560 44,828,827 Earning per diluted common share (GAAP) $ 0.99 $ 0.96 $ 1.21 $ 0.75 $ 0.76 Core earnings per diluted common share (non-GAAP) $ 1.02 $ 0.99 $ 0.98 $ 0.80 $ 0.79